UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2004

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place Atlanta, Georgia 30309
(Address and zip code of principle executive offices) (Zip Code)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

{LOGO APPEARS HERE}

FOR IMMEDIATE RELEASE

Financial Contact:	Media Contact:
Steve Cave	Nick Gold
Director, Investor Relations	Director, Community Affairs
(404) 584-3801	(404) 584-3457

AGL RESOURCES RAISES DIVIDEND 4 PERCENT

ATLANTA, April 28, 2004 – The Board of Directors of AGL Resources (NYSE: ATG) today approved a 4 percent increase in the AGL Resources common stock dividend.

The increase raises the quarterly dividend to $0.29 per share, for an indicated annual dividend of $1.16 per share.  It also marks the second annual dividend increase, following a 4 percent increase in April 2003.  The new quarterly dividend will be paid June 1, 2004, to shareholders of record as of the close of business May 14, 2004.

“With last year’s dividend increase, we took an important step to maintain a competitive dividend yield in light of our improving cash flow,” said Paula G. Rosput, chairman, president and chief executive officer of AGL Resources.  “Raising the dividend for a second consecutive year reinforces our commitment to provide a consistent signal as to the balance of how we will generate total returns for the value-oriented investor.  A competitive yield and a below-industry average payout provide for financial stability and internal resources for future investment.”

The June dividend marks the 226th consecutive quarterly dividend paid by AGL Resources.

AGL Resources Inc. (NYSE: ATG) is an Atlanta-based energy services holding company. Its utility subsidiaries - Atlanta Gas Light, Virginia Natural Gas and Chattanooga Gas – serve more than 1.8 million customers in three states. Houston-based subsidiary Sequent Energy Management provides natural gas asset management services, including wholesale trading, marketing, gathering and transportation services as well as third-party asset management. As a member of the SouthStar partnership, AGL Resources markets natural gas to consumers in Georgia under the Georgia Natural Gas brand. AGL Networks, the company's telecommunications subsidiary, owns and operates fiber optic networks in Atlanta and Phoenix. For more information, visit www.aglresources.com.

This press release contains forward-looking statements.  Company management cautions readers that the assumptions, which form the basis for the forward-looking statements, include many factors that are beyond company management’s ability to control or estimate precisely.  Those factors include, but are not limited to, the following: changes in industrial, commercial, and residential growth in the company’s service territories and those of the company’s subsidiaries; changes in price and demand for natural gas and related products; impact of changes in state and federal legislation and regulation, including various orders of the state public service commissions and the Federal Energy Regulatory Commission, on the gas and electric industries and on the company, including the impact of Atlanta Gas Light’s performance based rate plan; effects and uncertainties of deregulation and competition, particularly in markets where prices and providers historically have been regulated, unknown risks related to nonregulated businesses, and unknown issues such as the stability of certificated marketers; impact of Georgia’s Natural Gas Consumers' Relief Act of 2002; concentration of credit risk in certificated marketers and the company’s wholesale services segment’s counterparties; excess network capacity and demand/growth for dark fiber in metro network areas of AGL Networks’ customers; AGL Networks’ introduction and market acceptance of new technologies and products, as well as the adoption of new networking standards; ability of AGL Networks to produce sufficient capital to fund its business; ability to negotiate new contracts with telecommunications providers for the provision of AGL Networks’ dark-fiber services; industry consolidation; performance of equity and bond markets and the impact on pension fund costs; impact of acquisitions and divestitures; changes in accounting policies and practices issued periodically by accounting standard-setting bodies; direct or indirect effects on the company’s business, financial condition or liquidity resulting from a change in the company’s credit ratings or the credit ratings of the company’s competitors or counterparties; interest rate fluctuations, financial market conditions, and general economic conditions; uncertainties about environmental issues and the related impact of such issues; impact of changes in weather upon the temperature-sensitive portions of the company’s business; and other risks described in the company’s documents on file with the Securities and Exchange Commission.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: April 28, 2004	/s/ Richard T. O’Brien
Executive Vice President and Chief Financial Officer